Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-26-05

THE GEO GROUP ANNOUNCES SENIOR MANAGEMENT CHANGES

Boca Raton, Fla. – March 5, 2026 – The GEO Group, Inc. (NYSE: GEO) (“GEO” or the “Company”) announced today that GEO’s Chief Financial Officer, Mark Suchinski, has notified the Company of his decision to relocate out-of-state and leave his position effective March 31, 2026 to accept a position in another industry. Shayn March, GEO’s Executive Vice President, Finance and Treasurer, who has been with the Company for 17 years, has been appointed GEO’s Chief Financial Officer, effective April 1, 2026.

George C. Zoley, GEO’s Chairman, Chief Executive Officer, and Founder, said, “We welcome Shayn March to our Senior Management Team. His 17 years of GEO service in senior business management roles uniquely position him to serve as GEO’s Chief Financial Officer. I look forward to working with Shayn and the rest of our Senior Management Team as we pursue what we expect will be significant opportunities to grow our Company and enhance value for our shareholders.”

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 95 facilities totaling approximately 75,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 20,000 employees.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Use of forward-looking statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the cautionary statements and risk factors contained in GEO’s filings with the U.S. Securities and Exchange Commission including its Form 10-K, 10-Q and 8-K reports. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements and risk factors contained in GEO’s filings with the U.S. Securities and Exchange Commission, including those referenced above. GEO disclaims any obligation to update or revise any forward-looking statements, except as required by law.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations